Exhibit 10.3

                                           Ambac Assurance Corporation

Ambac                                      c/o CT Corporation Systems
Certificate Guaranty Insurance Policy      44 East Mifflin Street
                                           Madison, Wisconsin 53703
                                           One  State  Street  Plaza
                                           New York, New York  10004
                                           Telephone: (212) 668-0340



Insured Obligations:                              Policy Number:
GMACM Mortgage Loan Trust 2000-J1                      AB0356BE
GMACM Mortgage Pass-Through Certificates,
Series 2000-J1, Class A-5

                                                Premium:
                                As specified in the endorsement attached hereto.

Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such  payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable Table by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

/s/ Phillip B. Lassiter                        /s/ Stephen D. Cooke
President                                      Secretary

                                              /s/ Jeffery D. Nabi
Effective Date: April 28, 2000                Authorized Representative


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                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT


Attached to and forming                 Effective Date of Endorsement:
part of Policy No. AB0356BE                          April 28, 2000
issued to:

Norwest Bank Minnesota, National As-
sociation, as Trustee for the Holders of the GMACM Mortgage Pass-Through
Certificates, Series 2000-J1, Class A-5

     For all purposes of this Policy, the following terms shall have the following meanings:

     "Accrued Certificate Interest" has the meaning set forth in the Agreement; provided, however, that for all purposes of this Policy, Accrued Certificate Interest on the Class A-5 Certificates shall include any Prepayment Interest Shortfalls and any shortfalls resulting from the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation allocated to the Class A-5 Certificates (but only to the extent that such amounts are not offset by Compensating Interest paid by the Servicer or withdrawals from the Insured Reserve Fund).

     "Agreement" shall mean the Pooling and Servicing Agreement, dated as of April 28, 2000, between Residential Asset Mortgage Products, Inc., as the Company, GMAC Mortgage Corporation, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement, provided that any such amendment, modification or supplement shall have been approved in writing by the Insurer.

     "Business  Day" shall mean any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the States of New York, Pennsylvania, Minnesota or Maryland are authorized or obligated by law or executive order to be closed.

     "Certificate Guarantee Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Class A-5 Certificates" shall mean any one of the Certificates designated as a Class A-5 Certificate, substantially in the form set forth in Exhibit A-1 to the Agreement.

     "Distribution Date" shall mean the 25th day of any month (or if such 25th day is not a Business Day, the first Business Day immediately following) beginning with the First Distribution Date.

     "Due for Payment" shall mean with respect to any Insured Amounts, such amount that is due and payable pursuant to the terms of the Agreement on the related Distribution Date.

     "First Distribution Date" shall mean May 25, 2000.

     "Guaranteed Distributions" shall mean, with respect to the Class A-5 Certificates as of any Distribution Date (after application of amounts in the Insured Reserve Fund and any Compensating Interest allocated to the Class A-5 Certificates), the distribution to be made to the Holders of the Class A-5
Certificates in an aggregate amount equal to the sum of (1) the Accrued Certificate Interest thereon, (2) the principal portion of any Realized Losses allocated to the Class A-5 Certificates on such Distribution Date, and (3) the Certificate



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

Principal Balance of the Class A-5 Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

     "Holder" shall mean any person who is the registered owner or beneficial owner of any Class A-5 Certificate.

     "Indemnification Agreement" shall mean the Indemnification Agreement, dated as of April 19, 2000, among Residential Asset Mortgage Products, Inc., as Depositor, GMAC Mortgage Corporation, and Ambac Assurance Corporation, as such Agreement may be amended, modified or supplemented from time to time.

     "Insured Amounts" shall mean, with respect to any Distribution Date, the Guaranteed Distributions for such Distribution Date.

     "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of Insured Amounts for such Distribution Date.

     "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Certificate Guaranty Insurance Policy.

     "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Distribution Date pursuant to the Agreement.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

     "Trustee" shall mean Norwest Bank Minnesota, National Association, or its successor-in-interest, in its capacity as trustee under the Agreement, or if any successor trustee or any co-trustee shall be appointed as provided therein, then "Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     The Insurer hereby agrees that it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy provided that no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all amounts owed to it under the Agreement.

     The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Distribution Date as provided in Section 4.02(a) of the Agreement, beginning with the First Distribution Date, in an amount, with respect to each Distribution Date, equal to the Insurance Premium (as defined in the Agreement).

     The Policy to which this  Endorsement  is attached  and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any mortgage loan in any month in which such mortgage loan is paid prior to its stated maturity.

     This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or any other taxes, withholding or other charge imposed by any governmental authority.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                                   Assistant Secretary

/s/ Jeffery D. Nabi                                    /s/ Melissa L. Velie
--------------------                                   ---------------------


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


                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0356BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                          Date:[    ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. AB0356BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

     The Trustee hereby certifies as follows:

1.   The Trustee is the Trustee under the Agreement for the Holders.

2.   The relevant Distribution Date is [date].

3. Payment on the Class A-5 Certificates in respect of the Distribution Date is due to be received on ________________________ under the Agreement, in an amount equal to $____________.

4. There is a shortfall of $_____________ in a Guaranteed Distribution in respect of the Class A-5 Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

6. The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

     ______________________ Trustee's account number.

7. The Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A-5 Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Ambac Policy Payments Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to each Class A-5 Certificate and the corresponding claim on the Policy and proceeds thereof.

                               [Name of Trustee]




                                By:___________________________


                               Title:_________________________
                                          (Officer)